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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors of Pfizer Inc.:

     We consent to the incorporation by reference in the registration statement on Form S-4 of Pfizer Inc. of our report dated February 25, 1999, which is incorporated by reference in the Annual Report on Form 10-K of Pfizer Inc. for the year ended December 31, 1998, and to the reference to our firm under the heading "Experts" in the registration statement.

New York, New York
November 15, 1999